UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 14, 2025, Vivakor, Inc. (the “Company”), filed a Current Report on Form 8-K (“Original Form 8-K”) that included disclosure regarding a stock issuance to ClearThink Capital, LLC as payment for outstanding invoices and included dates for certain stock issuances. The Original Form 8-K mistakenly stated the shares were issued to ClearThink Capital, but the shares were actually issued in the name of Tysadco Partners, LLC, and the Original Filing had dates for stock issuances that did not end up getting issued on the indicated dates. The Company is filing this First Amended Form 8-K/A to correct the name of the recipient of certain shares from ClearThink Capital, LLC to Tysadco Partners, LLC, as well as to update the date that certain shares were actually issued in the body of the Form 8-K,. The Company did not update any other information contained in the Original Form 8-K.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or this Report contains forward-looking statements. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, including the closing of the Membership Interest Purchase Agreement disclosed below, and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Item 1.01	Entry Into Material Definitive Agreement

Consulting Agreement

On February 11, 2025, in order to assist our management in managing our new, combined business operations after the acquisition of the Endeavor Entities, we entered into a Consulting Agreement with WSGS, LLC, which has extensive experience in assisting public companies in the energy sector. Under the terms of the Consulting Agreement, we will pay the consultant up to $1.3M per year, payable in registered shares of our common stock under our 2023 Equity Incentive Plan. The Consulting Agreement is for an initial term of one year, with the option for a second year. The principal of WSGS, LLC is also a former officer and director of Empire Diversified Energy, Inc., a Delaware corporation, that we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with on February 26, 2024, but has not closed, and E-Starts Money Co., a Delaware corporation, which is an investor in our common stock.

Side Letter

On February 10, 2025, we entered into a Side Letter related to our Executive Employment Agreement with Tyler Nelson, a Director and our Chief Financial Officer, and dated June 13, 2024 and the Promissory Note issued to Mr. Nelson dated June 13, 2024, under which we amended and clarified Mr. Nelson’s Employment Agreement and the Promissory Note to (i) clarify that effective October 1, 2024, Mr. Nelson’s Employment Agreement is with Vivakor Administration, LLC with all material obligations guaranteed by us, (ii) confirming the Promissory Note is still our primary obligation; (iii) confirming the payment obligations of the company are triggered but not just fund raising by the company but also fundraising by our subsidiaries, that the maturity date under the Promissory Note is extended until June 30, 2025, and that a 5% fee will be assessed on the outstanding principal and interest due under the Promissory Note as of December 31, 2024 as a result of the Promissory Note not being paid by December 31, 2024, and (iv) to clarify that no taxable event will occur related to amounts due under the Promissory Note until those amounts are actually paid by the Company to Mr. Nelson.

On February 1, 2025, our wholly-owned subsidiary, Vivakor Administration, LLC, entered into an Employment Agreement with Andre Johnson, for Mr. Johnson to serve as our Vice President, Human Resources, with his compensation effective October 1, 2024. Under the Employment Agreement, we agreed (i) to pay Mr. Johnson an annual salary of $180,000 from October 1, 2024 to December 31, 2024, and increasing to $200,000 effective January 1, 2025, (ii) to annual equity compensation of $75,000 worth of our common stock, issued in equal quarterly installments and priced per share based on the volume-weighted average price for the preceding five (5) NASDAQ trading days prior to the end of each applicable calendar quarter and issued under our 2023 Equity Incentive Plan but subject to an 18-month lock-up, and (iii) to a one-time signing bonus of $250,000 to be paid in shares of our common stock priced per share based on the volume-weighted average price for the preceding five (5) NASDAQ trading days prior to the day of such grant with all shares comprising the signing bonus to be issued under Vivakor’s 2023 Equity and Incentive Plan subject to an 18-month lock-up.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of, and does not purport to be a complete description of, the rights and obligations of the parties to the agreements in connection with the agreements, and such description is qualified in its entirety by reference to the full text of the agreements and its exhibits, which attached hereto as Exhibits 10.1, 10.2, and 10.3.

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed, On October 1, 2024, we acquired all of the issued and outstanding membership interests in Endeavor Crude, LLC, a Texas limited liability company, Equipment Transport, LLC, a Pennsylvania limited liability company, Meridian Equipment Leasing, LLC, a Texas limited liability company, and Silver Fuels Processing, LLC, a Texas limited liability company (collectively with their subsidiaries, the “Endeavor Entities”), making those entities wholly-owned subsidiaries. The purchase price is $120 million (the “Purchase Price”), subject to post-closing adjustments, including assumed debt and an earn-out adjustment, payable in a combination of our common stock, $0.001 par value per share (“Common Stock”) and shares of our Series A Preferred Stock $0.001 par value per share (“Preferred Stock”). The Preferred Stock has the payment of a cumulative six percent (6%) annual dividend per share payable quarterly in arrears in shares of Common Stock (so long as such issuances of Common Stock would not result in the Sellers beneficially owning great than 49.99% of the issued and outstanding Common Stock), and the Company having the right to convert the Preferred Stock at any time using the stated value of $1,000 per share of Preferred Stock and the conversion price of one dollar ($1) per share of Common Stock. The sellers are beneficially owned by James Ballengee, our chairman, chief executive officer and principal shareholder. As a portion of the Purchase Price, we previously issued the sellers 6,700,000 shares of our common stock. On February 26, 2025, we issued the sellers an additional 24,291 shares of our common stock and 56,880 shares of our Series A Preferred Stock (includes 16,880 shares of Series A Preferred Stock held in escrow pending completion of full purchase price accounting) with both the amount of shares of common stock and shares of Series A Preferred Stock subject to adjustment once final purchase price accounting has been completed. The stock certificates representing the shares of common stock and Series A Preferred Stock contain a standard Rule 144 restrictive legend. The issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is one of our executive officers and familiar with our operations.

On July 5, 2024, we issued a convertible promissory note to Ballengee Holdings, LLC (“Ballengee Holdings”), whose beneficial owner is our Chief Executive Officer, in the principal amount of $500,000, in exchange for $500,000 and in connection therewith, we agreed to issue 21,552 ($50,000) restricted shares of our common stock to Ballengee Holdings (the “BH Shares”). On February 27, 2025, we issued the BH Shares to Ballengee Holdings. The stock certificate representing the shares of common stock contains a standard Rule 144 restrictive legend. The issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is one of our executive officers and familiar with our operations.

On July 8, 2024, we issued a convertible promissory note to Justin Ellis (“Ellis”) in the principal amount of $350,000, in exchange for $350,000 and in connection therewith, we agreed to issue 15,982 ($35,000) restricted shares of our common stock to Ellis (the “Ellis Shares”). On February 27, 2025, we issued the Ellis Shares to Ellis. The stock certificate representing the shares of common stock contains a standard Rule 144 restrictive legend. The issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is a sophisticated investor and familiar with our operations.

On February 27, 2025, we issued Tysadco Partners, LLC 139,535 shares for payment of $180,000 in outstanding invoices. The issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is a sophisticated investor and familiar with our operations.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2025, we filed a Certificate of Designation for our Series A Preferred Stock (the “Certificate of Designation”), with the Secretary of State of the State of Nevada setting forth the rights and preferences of our Series A Preferred Stock. As a result, as of February 6, 2025 we had 15,000,000 shares of preferred stock authorized with no shares designated to any series and no shares of preferred stock outstanding.

The above description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On February 27, 2025, we issued James Ballengee, our Chairman, Chief Executive Officer and principal shareholder, 160,266 shares of our common stock (net of tax withholdings) under the terms of the Ballengee Employment Agreement for his services rendered from October 28, 2024 to January 27, 2025. The shares were issued as unrestricted shares under our Equity Incentive Plan registered under a Registration Statement on Form S-8. Based on the Ballengee Employment Agreement, we owe Mr. Ballengee 688,891 shares of Common Stock for his employment period beginning October 28, 2024 through October 27, 2025, to be paid in three equal quarterly installments of 172,222 shares of Common Stock, and one installment of 172,225 shares (all prior to tax withholdings).

Under our Employment Agreement with Tyler Nelson, our Chief Financial Officer, he is due bonuses at various times and/or upon certain events happening, namely an annual cash incentive bonus for December 31, 2024 of $225,000, an annual equity incentive bonus of $112,500, and a bonus for the close of the acquisition of the Endeavor Entities of $100,000, totaling $437,500 (the “Nelson Bonuses”). The Nelson Bonuses are due to Mr. Nelson in shares of common stock, which total 462,462 shares of common stock (prior to tax withholdings) based on the calculations in the Nelson Employment Agreement. In payment of the Nelson Bonuses, on February 27, 2025, we issued Mr. Nelson 105,213 shares of our common stock after tax withholdings. The shares were issued as unrestricted shares under our Equity Incentive Plan registered under a Registration Statement on Form S-8.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Title
3.1*	Certificate of Designation for Series A Preferred Stock
10.1*	Consulting Agreement with WSGS, LLC dated February 11, 2025
10.2*	Side Letter with Tyler Nelson dated February 10, 2025
10.3*	Employment Agreement with Andre Johnson dated February 12, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Incorporated by reference from that certain Current Report on Form 8-K filed with the Commission on February 14, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: February 27, 2025	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO